EXHIBIT 11.1



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                                   EXHIBIT 11.1

                               AVON PRODUCTS, INC.
                   COMPUTATION OF PRIMARY INCOME (LOSS) PER SHARE
                        (In millions, except per share data)



                                                    Years ended December 31
                                                    -----------------------
                                                    1996      1995      1994
                                                    ----      ----      ----

Weighted average shares of common stock:
Weighted average shares outstanding,
   during the year..............................  133.70    136.48    141.18
Common stock equivalents........................       *         *         *
                                                  ------    ------    ------
Weighted average shares for primary
   income per share computation.................  133.70    136.48    141.18
                                                  ======    ======    ======

Income applicable to common stock:
Income from continuing operations...............  $317.9    $286.1    $264.8
Discontinued operations, net....................      --     (29.6)    (23.8)
Cumulative effect of accounting
   changes, net of taxes........................      --        --     (45.2)
                                                  ------    ------    ------

Net income......................................  $317.9    $256.5    $195.8
                                                  ======    ======    ======

Primary income(loss) per share:
   Continuing operations........................  $ 2.38    $ 2.10    $ 1.88
   Discontinued operations......................      --      (.22)     (.17)
   Cumulative effect of accounting changes......      --        --      (.32)
                                                  ------    ------    ------
Net income......................................  $ 2.38    $ 1.88    $ 1.39
                                                  ======    ======    ======


________________
*Common stock equivalents are not reported because they result in less than three percent dilution.




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                                   EXHIBIT 11.2

                                   EXHIBIT 11.2

                               AVON PRODUCTS, INC.
              COMPUTATION OF FULLY DILUTED INCOME (LOSS) PER SHARE
                     (In millions, except per share data)

                                                    Years ended December 31
                                                    -----------------------
                                                    1996     1995      1994
                                                    ----     ----      ----

Weighted average shares of common stock:
Weighted averge shares outstanding
   during the year............................    133.70   136.48    141.18
Common stock equivalents......................      1.28      .59       .39
                                                  ------   ------    ------

Weighted average shares for fully diluted
   income per share computation...............    134.98   137.07    141.57
                                                  ======   ======    ======
Income applicable to common stock:
Income from continuing operations.............    $317.9   $286.1    $264.8
Discontinued operations, net..................        --    (29.6)    (23.8)
Cumulative effect of accounting
   changes, net of taxes......................        --       --     (45.2)
                                                  ------   ------    ------
Net Income....................................    $317.9   $256.5    $195.8
                                                  ======   ======    ======

Fully diluted income (loss) per share:
   Continuing operations......................    $ 2.36   $ 2.09    $ 1.87
Discontinued operations.......................        --     (.22)     (.17)
   Cumulative effect of accounting changes....        --       --      (.32)
                                                  ------   ------    ------

Net income....................................    $ 2.36   $ 1.87    $ 1.38
                                                  ======   ======    ======